Exhibit 3.13

ARTICLES OF ORGANIZATION
Form 400 Revised July 1, 2002
Filing fee: $50.00
Deliver to: Colorado Secretary of State
Business Division,
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us	ABOVE SPACE FOR OFFICE USE ONLY

Pursuant to § 7-80-203, Colorado Revised Statutes (C.R.S.), the individual named below causes these Articles of Organization to be delivered to the Colorado Secretary of State for filing, and states as follows:

1. The name of the limited liability company is: Bresnan Broadband of Colorado, LLC

The name of a limited liability company must contain the term “limited liability company”, “ltd. liability company”, “limited liability co.”, or “ltd. liability co.” or the abbreviation “LLC” or “L.L.C.” §7-90-601(3)[(c). C.R.S.

2. If known, The principal place of business of the limited liability company is: 2502 Foresight Circle, Grand Junction, Colorado 81505

3. The name, and the business address, of the registered agent for service of process on the limited liability company are: Name The Corporation Company; Business Address (must be a street or other physical address in Colorado) 1675 Broadway Denver, Colorado 80202 If mail is undeliverable to this address, ALSO include a post office box address:

4. a. If the management of the limited liability company is vested in managers, mark the box ☐ “The management of the limited liability company is vested in managers rather than members.” The name(s) and business address(es) of the initial manager(s) is(are):

Name(s)	Business Address(es)

or

b. If management of the limited liability company is not vested in managers rather than members, The name(s) and business address(es) of the initial member(s) is(are):

Name(s)	Business Address(es)
Bresnan Communications, LLC	1 Manhattanville Road, Purchase, New York 10577

5. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Katherine E. Duplay, Sole Organizer, Holland & Hart LLP, 555 Seventeenth Street, Suite 3200, Denver, Colorado 80202-3979

OPTIONAL. The electronic mail and/or Internet address for this entity is/are: e-mail                                          Web site                                         The Colorado Secretary of State may contact the following authorized person regarding this document:

name                                                             address

voice                                                     fax                                                              e-mail

Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.
CO040 - 7/02/2002 C T System Online

STATEMENT OF CORRECTION
Form 165 NOT VALID AFTER JUNE 30, 2004
Read about new Forms at www.sos.state.co.us
Filing fee: $5.00
Deliver to: Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us	ABOVE SPACE FOR OFFICE USE ONLY

DLLC 20041126376

Pursuant to § 7-90-305 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), the following statement of correction is delivered to the Colorado Secretary of State for filing.

1.	The exact name of the entity is: Bresnan Broadband of Colorado, LLC organized under the laws of: Colorado

2.	Description of the document being corrected (i.e. Articles of Incorporation, Amendment, Merger, or other) or attach copy of the document:

Document Type	Date Document was Filed
Articles of Organization	April 6, 2004

3.	Specify the incorrect statement and the reason it is incorrect, or the manner in which the execution, attestation, sealing, verification, or acknowledgment was defective: The name of the initial member was incorrectly stated.

4.	Statement of corrected information or correction of the defective execution, attestation, sealing, verification, or acknowledgment: The name of the initial member is Bresnan Digital Services, LLC.

5.	The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Katherine E. Duplay, Holland & Hart LLP, 555 17th St., Ste. 3200, Denver, CO 80202-3979

Please refer to § 7-90-301 (8), C.R.S

Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

Document must be filed electronically Paper documents will not be accepted. Document processing fee Fees & forms/cover sheets are subject to change. To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.	$20.00	Colorado Secretary of State Date and Time: 05/11/2011 04:23 PM ID Number: 20111278090 Document number: 20111278090 Amount Paid: $20.00 ABOVE SPACE FOR OFFICE USE ONLY

Statement of Trade Name of a Reporting Entity

filed pursuant to §7-71-103 and §7-71-107 of the Colorado Revised Statutes (C.R.S)

1.	For the reporting entity delivering this statement, its ID number, true name, form of entity and the jurisdiction under the law of which it is formed are

ID Number	20041126376
(Colorado Secretary of State ID number)

True name	BRESNAN BROADBAND OF COLORADO, LLC

Form of entity	Limited Liability Company

Jurisdiction	Colorado	.

2.	The trade name under which such entity transacts business or conducts activities or contemplates transacting business or conducting activities in this state is Optimum.

3.	A brief description of the kind of business transacted or activities conducted or contemplated to be transacted or conducted in this state under such trade name is Own, operate and provide cable television, internet and VOIP systems and services.

4.	(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐	This document contains additional information as provided by law.

5.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document are		.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual’s act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

TRDNM_RE	Page 1 of 2	Rev. 01/01/2008

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

6.	The true name and mailing address of the individual causing this document to be delivered for filing are

Salhus	Victoria
(Last)	(First)	(Middle)	(Suffix)
1111 Stewart Avenue
(Street number and name or Post Office Box information)

Bethpage	NY	11714
(City)	(State)	(Postal/Zip Code)

	United States	.
(Province – if applicable)	(Country – if not US)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐	This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

TRDNM_RE	Page 2 of 2	Rev. 01/01/2008